UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2017

Xtant Medical Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane
Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Thirteenth Amendment to Amended and Restated Credit Agreement

Effective April 30, 2017, Bacterin International, Inc. (“Bacterin”), a Nevada corporation and wholly-owned subsidiary of Xtant Medical Holdings, Inc. (the “Company”), as borrower, the Company, X-Spine Systems, Inc., an Ohio corporation and wholly-owned subsidiary of the Company (“X-Spine”), and Xtant Medical, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Xtant”), collectively as the guarantors, ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP, entered into the Thirteenth Amendment to Amended and Restated Credit Agreement (the “Amendment”), which amended the existing Amended and Restated Credit Agreement (the “Facility”).

Prior amendments to the Facility deferred Bacterin’s accrued interest payment date for the fiscal quarter ended on December 31, 2016 until April 30, 2017. The Amendment further defers Bacterin’s accrued interest payment date for the fiscal quarter ended on December 31, 2016 until May 31, 2017, while also deferring Bacterin’s accrued interest payment date for the fiscal quarter ended on March 31, 2017 until May 31, 2017.

The interest due on May 31, 2017 for the fiscal quarter ended on December 31, 2016 will be $1,147,329.47, plus interest accrued on such interest from January 2, 2017 until paid at a rate equal to 14% plus the higher of the LIBO Rate (as defined in the Facility) for the fiscal quarter ended on December 31, 2016, or 1%. The interest due on May 31, 2017 for the fiscal quarter ended on March 31, 2017 will be $1,139,597.47, plus interest accrued on such interest from April 1, 2017 until paid at a rate equal to 14% plus the higher of the LIBO Rate for the fiscal quarter ended on March 31, 2017, or 1%.

Forbearance Agreement

On April 30, 2017, the Company and its wholly owned subsidiaries Bacterin, X-spine, and Xtant (together with the Company, individually and collectively, jointly, and severally, “Borrower”), entered into a forbearance agreement (the “Forbearance Agreement”) with Silicon Valley Bank (“SVB”). Pursuant to the Forbearance Agreement, SVB agreed to forbear from exercising its rights and remedies under the Loan and Security Agreement, dated as of May 25, 2016, as amended by a certain First Loan Modification Agreement, dated as of August 12, 2016 (as amended, the “Loan Agreement”), with respect to certain defaults from the date of the Forbearance Agreement until the earliest to occur of (a) the occurrence of any Event of Default (as defined in the Loan Agreement), (b) the failure of Borrower to promptly perform under the Forbearance Agreement when required, or (c) May 5, 2017. The defaults consisted of Borrower’s failure to comply with the financial covenant that Borrower deliver an unqualified opinion from an independent certified public accounting firm on the annual financial statements of Borrower for the fiscal year ended December 31, 2016, and the incurrence of cross-defaults under other debt arrangements (all of which have been waived).

The foregoing descriptions of the Amendment and the Forbearance Agreement do not purport to be complete and are qualified in their entirety by the full text of the Amendment and Forbearance Agreement, copies of which are filed as Exhibits 10.1 and 10.2 and incorporated by reference herein.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Thirteenth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of April 30, 2017, by and among Bacterin International, Inc., Xtant Medical Holdings, Inc., X-Spine Systems, Inc., Xtant Medical, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP.

10.2	Forbearance Agreement, dated April 30, 2017, by and among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2017
XTANT MEDICAL HOLDINGS, INC.

By: /s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Thirteenth Amendment and Waiver to Amended and Restated Credit Agreement, dated as of April 30, 2017, by and among Bacterin International, Inc., Xtant Medical Holdings, Inc., X-Spine Systems, Inc., Xtant Medical, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP.

10.2	Forbearance Agreement, dated April 30, 2017, by and among Xtant Medical Holdings, Inc., Bacterin International, Inc., X-spine Systems, Inc., Xtant Medical, Inc. and Silicon Valley Bank..